CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Semi-Annual Report for following series of Schwab Strategic Trust: Schwab International Equity ETF, Schwab International Small-Cap Equity ETF, Schwab Emerging Markets Equity ETF, Schwab U.S. Broad Markets ETF, Schwab U.S. Large-Cap ETF, Schwab U.S. Large-Cap Growth ETF, Schwab Large-Cap Value ETF, Schwab U.S. Mid-Cap ETF, Schwab U.S. Small-Cap ETF and Schwab U.S. Dividend Equity ETF (the “Funds”) on Form N-CSR for the period ended February 28, 2014 (“periodic report”), each of the undersigned, being the Chief Executive Officer and Principal Financial Officer, respectively, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Funds for the period presented therein.

/s/ Marie Chandoha	Date: April 14, 2014
Marie Chandoha
President and Chief Executive Officer

/s/ George Pereira	Date: April 14, 2014
George Pereira
Treasurer and Principal Financial Officer
This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Form N-CSR with the Commission.